Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-53445 and No. 333-74170) and the Registration Statement on Form S-3 (No. 333-90326) of our report dated March 15, 2006, relating to our audits of the financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Nanophase Technologies Corporation for the year ended December 31, 2005.

/s/ McGladrey & Pullen LLP

McGladrey & Pullen LLP

Schaumburg, Illinois

March 15, 2006